SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                of 1934




          Date of Report
(Date of earliest event reported):   December 2, 2004
                                   -------------------


                      Name of Registrant, State of       IRS Employer
    Commission         Incorporation, Address and       Identification
    File Number            Telephone Number                 Number
-------------------  ------------------------------    ---------------
       1-40                Pacific Enterprises             94-0743670
                        (A California Corporation)
                             101 Ash Street
                       San Diego, California 92101
                             (619) 696-2000


      1-1402          Southern California Gas Company      95-1240705
                       (A California Corporation)
                         555 West Fifth Street
                       Los Angeles, California 90013
                             (213) 244-1200



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   (Former name or former address, if changed since last report.)

                               FORM 8-K


Item 8.01 Other Events

Cost of Service Decisions
-------------------------

On December 2, 2004, the California Public Utilities Commission (CPUC) issued a decision in Southern California Gas Company's cost of service proceeding. The decision approves a previously reported settlement recommended by SoCalGas, the CPUC's Office of Ratepayer Advocates and all other major parties to the proceeding. It reduces SoCalGas' annual rate revenues, effective retroactively to January 1, 2004, by approximately $33 million from the rates in effect during 2003. The reduced rates will remain in effect through 2007 subject to annual attrition allowances.

The CPUC also issued a decision providing that any 2005 attrition allowance relating to the new rates will be retroactive to January 1, 2005. Attrition allowances adjust rates to reflect inflation, system growth and operating efficiencies. Attrition allowances and performance-based incentive mechanisms, among other items, will be addressed by the CPUC in the company's Phase II proceeding, expected to be decided in the first quarter of 2005.

Also as previously reported, during 2004 SoCalGas has generally recorded revenue and resulting net income in a manner consistent with the reduced rates contemplated by the settlement, except for the recovery of pension costs provided by the CPUC's decision that, when recorded, will have a favorable non-recurring effect on net income.

The period for applications for rehearing of the CPUC's decisions will expire thirty days after the decisions are mailed.

                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Pacific Enterprises


Date: December 2, 2004           By: /s/ F. H. Ault
      ----------------           ---------------------------
                                 Name: F. H. Ault
                                 Sr. Vice President and Controller




                         Southern California Gas Company


Date: December 2, 2004           By: /s/ S.D. Davis
      ----------------           ---------------------------
                                 S.D. Davis
                                 Sr. Vice President-External Relations
                                 and Chief Financial Officer